Exhibit 8.1

DLA Piper LLP (US) 444 West Lake Street, Suite 900 Chicago, Illinois 60606-0089 T 312.368.4000 F 312.236.7516 W www.dlapiper.com

May 2, 2022

W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, NY 10001

Re:          Tax Opinion for REIT Status

Ladies and Gentlemen:

In connection with the filing of the Registration Statement on Form S-3 (the “Registration Statement”) by W.P. Carey Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission on May 2, 2022, we have been requested by the Company to issue our opinions (the “Opinions”) as to whether, (i) commencing with the Company’s taxable year ended December 31, 2012 through its taxable year ended December 31, 2021, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and the proposed method of operation as described in the Registration Statement will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) the descriptions of U.S. federal income tax consequences contained in the sections of the Registration Statement entitled “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Common Stock” and “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities” are materially accurate descriptions of current tax law of the United States.

In connection with rendering the Opinions, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the “Reviewed Documents”):

(1) the Company’s Articles of Amendment and Restatement in effect as of the date hereof (the “Articles”);
(2) the Company’s Fifth Amended and Restated Bylaws in effect as of the date hereof (the “Bylaws”);
(3)the Registration Statement; and
(4)such other documents as may have been presented to us by the Company from time to time.

In addition, we have relied upon the factual representations contained in the certificate issued by the Company, dated as of the date thereof, executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and proposed operation of the Company and its subsidiaries.

For purposes of our Opinions, we have not made an independent investigation of all of the facts set forth in the documents we reviewed.  We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our Opinions.  No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.  Any representation or statement in any document upon which we rely that is made “to the best of our knowledge” or otherwise similarly qualified is assumed to be correct.  Any alteration of such facts may adversely affect our Opinions.

In our review, we have assumed, with the consent of the Company, that all of the representations and statements of a factual nature set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms.  We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

The Opinions set forth in this letter are based on relevant provisions of the Code, the regulations promulgated thereunder by the United States Department of the Treasury (“Regulations”) (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof.

In rendering these Opinions, we have assumed that the transactions contemplated by the Reviewed Documents have been or will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions.  In addition, the Opinions are based on the assumption that the Company and its subsidiaries will each be operated in the manner described in the Articles, the Bylaws and the other organizational documents of each such entity and their subsidiaries, as the case may be, and all terms and provisions of such agreements and documents will be complied with by all parties thereto.

It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our Opinions could affect our conclusions.  Furthermore, if the facts vary from those relied upon (including any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our Opinions contained herein could be inapplicable.  Moreover, the qualification and taxation of the Company as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned.  Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy such requirements.

Based upon and subject to the foregoing, we are of the opinion that (i) commencing with the Company’s taxable year ended December 31, 2012 through its taxable year ended December 31, 2021, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and the proposed method of operation as described in the Registration Statement will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) the descriptions of U.S. federal income tax consequences contained in the sections of the Registration Statement entitled “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Common Stock” and “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities” are materially accurate descriptions of current tax law of the United States. The foregoing Opinions are limited to the matters specifically discussed herein, which are the only matters to which the Company has requested our opinions.  Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein.

This letter is being provided in connection with the Registration Statement.  This letter speaks only as of the date hereof, and we undertake no obligation to update this letter or notify any person of any changes in facts, circumstances or applicable law.  Please note that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.

We hereby consent to the filing of this opinion letter with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us.  In giving such consent, we do hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)